Exhibit No. 10.1

EXECUTION VERSION

FIRST AMENDMENT TO LOAN DOCUMENTS

THIS FIRST AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is dated as of May 30, 2014, by and between HMS INCOME FUND, INC., a Maryland corporation (“Borrower”), CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”), the lenders party hereto (“Lenders”) and HMS EQUITY HOLDING, LLC, a Delaware limited liability company (“Guarantor”).
R E C I T A L S:
WHEREAS, Borrower, Lenders and Administrative Agent entered into that certain Senior Secured Revolving Credit Agreement dated as of March 11, 2014 (as supplemented by that certain Joinder and Reaffirmation Agreement dated as of April 15, 2014, executed by Guarantor for the benefit of Administrative Agent on behalf of the Lenders, and as further amended, modified, restated, supplemented, renewed or extended from time to time, the “Credit Agreement”);
WHEREAS, in connection with the Credit Agreement, (a) Borrower and the other grantors party thereto entered into that certain Amended and Restated General Security Agreement dated as of March 11, 2014 in favor of Administrative Agent for itself and for the benefit of the Lenders (as amended, modified, restated, supplemented, renewed or extended from time to time, the “Security Agreement”); and (b) Borrower and the pledgors party thereto entered into that certain Amended and Restated Equity Pledge Agreement dated as of March 11, 2014 in favor of Administrative Agent for itself and for the benefit of the Lenders (as amended, modified, restated, supplemented, renewed or extended from time to time, the “Pledge Agreement”); and
WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Credit Agreement, the Pledge Agreement and the Security Agreement to, among other things, permit the Borrower to form a Structured Subsidiary (as defined below) on the terms and conditions set out herein and as further described below.
NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Except as otherwise provided below, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Credit Agreement.
2.    Amendments to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:
(a)    The following definitions shall be inserted in alphabetical order as new definitions in Section 1.01 of the Credit Agreement:
““Covered Debt Amount” means, on any date, the sum of (x) all of the Credit Exposures of all Lenders on such date plus (y) the aggregate principal amount (including any increase in the aggregate principal amount resulting from payable-in-kind interest) of Debt of the Loan Parties (other than Debt under this Agreement) outstanding on such date.
“Industry Classification Group” means any of the industry group classification groups that are currently in effect by Moody’s or may be subsequently established by Moody’s and provided by the Borrower to the Lenders.

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“Largest Industry Classification Group” means, as of any date of determination, after giving effect to Advance Rates, the single Industry Classification Group to which a greater portion of the Borrowing Base has been assigned than any other single Industry Classification Group.
“Second Largest Industry Classification Group” means, as of any date of determination, after giving effect to Advance Rates, the single Industry Classification Group to which a greater portion of the Borrowing Base has been assigned than any other single Industry Classification Group other than the Largest Industry Classification Group.
“Significant Unsecured Indebtedness Event” means that the aggregate principal amount of unsecured Debt of the Borrower and its Subsidiaries exceeds, at any time of determination, the sum of (A) the excess of the Borrowing Base over the Covered Debt Amount plus (B) 30% of the shareholder’s equity in the Structured Subsidiary (as calculated by the Consolidated Tangible Net Worth less the Consolidated Tangible Net Worth of the Loan Parties).
“Standard Securitization Undertakings” means, collectively, (a) customary arms-length servicing obligations (together with any related performance guarantees), (b) obligations (together with any related performance guarantees) to refund the purchase price or grant purchase price credits for breach of representations and warranties referred to in clause (c), and (c) representations, warranties, covenants and indemnities (together with any related performance guarantees) of a type that are reasonably customary in commercial loan securitizations (in each case in clauses (a), (b) and (c) excluding obligations related to the collectability of the assets sold (other than representations made at the time of the transfer of such assets that, to the actual knowledge of the transferor, no event has occurred and is continuing which could reasonably be expected to affect the collectability of such assets or cause them not to be paid in full) or the creditworthiness of the underlying obligors and excluding obligations that constitute credit recourse).
“Structured Subsidiaries” means a direct or indirect Subsidiary of the Borrower which engages in no material activities other than in connection with the purchase or financing of assets from the Loan Parties or any other Person, and which is designated by the Borrower (as provided below) as a Structured Subsidiary, so long as:
(a)    no portion of the Debt or any other obligations (contingent or otherwise) of such Subsidiary (i) is Guaranteed by any Loan Party (other than Guarantees in respect of Standard Securitization Undertakings), (ii) is recourse to or obligates any Loan Party in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property of any Loan Party (other than property that has been contributed or sold or otherwise transferred to such Subsidiary in accordance with the terms of Section 5.17), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or any Guarantee thereof;
(b)    no Loan Party has any material contract, agreement, arrangement or understanding with such Subsidiary other than on terms no less favorable to such Loan Party than those that might be obtained at the time from Persons that are not Affiliates of any Loan Party, other than fees payable in the ordinary course of business in connection with servicing loan assets; and
(c)    no Loan Party has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Except as provided in the next sentence, any such designation by the Borrower shall be effected pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, which certificate shall include a statement to the effect that, to the best of such Responsible Officer’s knowledge, such designation complied with the foregoing conditions. Notwithstanding anything herein to the contrary, any such Subsidiary (and any other Subsidiary designated by the Borrower

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from time to time as a “Structured Subsidiary” pursuant hereto) shall not be deemed a Structured Subsidiary if it does not comply with all of the foregoing conditions in this definition. Each Subsidiary of a Structured Subsidiary shall be deemed to be a Structured Subsidiary and shall comply with the foregoing requirements of this definition.”
(b)    The definition of “Net Proceeds of Capital Securities/Conversion of Debt” is deleted in its entirety, and the below-listed definitions are hereby deleted in their entirety and the following shall be inserted in substitution thereof:
““Borrowing Base” means, based on the most recent Borrowing Base Certification Report which as of the date of a determination of the Borrowing Base has been received by the Administrative Agent, the sum of the applicable Advance Rates of the Value of each Eligible Investment identified in the definition of “Advance Rate” in this Section 1.01 (including Pre-Positioned Investments); provided, however, that:
(a)     in no event shall more than 20% of the aggregate value of the Borrowing Base consist of Eligible Non-Investment Grade Debt Securities and Eligible Unquoted Senior Bank Loan Investments (in each case after giving effect to Advance Rates);
(b)    in no event shall more than 15% of the aggregate value of the Borrowing Base consist of debtor-in-possession Investments (in each case after giving effect to Advance Rates);
(c)    for purposes of calculating the Borrowing Base, no single Portfolio Investment shall be included in the Borrowing Base at a Value in excess of (i) $7,000,000, if the Borrowing Base is less than or equal to $70,000,000 (as such Borrowing Base calculation would be determined assuming that no single Portfolio Investment is Valued at greater than $7,000,000); (ii) $10,000,000, if the Borrowing Base is greater than $70,000,000 but less than or equal to $100,000,000 (as such Borrowing Base calculation would be determined assuming that no single Portfolio Investment is Valued at greater than $10,000,000); or (iii) 10% of the Borrowing Base, if the Borrowing Base is greater than $100,000,000 (as such Borrowing Base calculation would be determined assuming that no single Portfolio Investment is Valued at greater than 10% of the Borrowing Base);
(d)    all filings and other actions required to perfect the first-priority security interest of the Administrative Agent on behalf of the Secured Parties in the Portfolio Investments comprising the Borrowing Base have been made or taken (and any Portfolio Investment for which all perfection steps have not been completed, including without limitation notes, equities and securities perfected by possession that have not yet been delivered to the Collateral Custodian or a bailee that has delivered a valid, binding and effective Bailee Agreement to the Administrative Agent in accordance with Section 5.40, shall be excluded from the Borrowing Base until such collateral has been perfected); and
(e)    in no event shall more than: (i) 20% of the aggregate value of the Borrowing Base consist of Eligible Investments (excluding Cash and Cash Equivalents) in the Largest Industry Classification Group, (ii) 15% of the aggregate value of the Borrowing Base consist of Eligible Investments (excluding Cash and Cash Equivalents) in the Second Largest Industry Classification Group, and (iii) 12.5% of the aggregate value of the Borrowing Base consist of Eligible Investments (excluding Cash and Cash Equivalents) in any single Industry Classification Group (other than the Largest Industry Classification Group or the Second Largest Industry Classification Group), in each case, without duplication, after giving effect to Advance Rates.
“Collateral” means collectively: (1) (i) 100% of the Capital Securities of the Guarantors and of the current and future Domestic Subsidiaries (other than a Structured Subsidiary) of the Borrower and Guarantors; (ii) 65% of the voting and non-voting Capital Securities of any current

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or future Foreign Subsidiaries (other than a Structured Subsidiary) and (iii) all of the other present and future property and assets of the Borrower and each Guarantor including, but not limited to, machinery and equipment, inventory and other goods, accounts, accounts receivable, bank accounts, brokerage accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds, and cash; and (2) any other property which secures the Obligations pursuant to the Collateral Documents; provided that, notwithstanding the foregoing, “Collateral” shall not include any property rights in Capital Securities issued by a Person other than a Subsidiary, or in any Operating Documents of any such issuer, to the extent the security interest of the Administrative Agent does not attach thereto pursuant to the terms of the Collateral Documents.
“Consolidated Tangible Net Worth” means, at any time, Net Assets less the sum of the value, (to the extent reflected in determining Net Assets) as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, on a consolidated basis prepared in accordance with GAAP (but without giving effect to (i) any election under Accounting Standards Codification 825-10-25 or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect to value any indebtedness or other liabilities of the Borrower or any subsidiary at “fair value”, as defined therein and (ii) any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof).
(A)    All assets which would be treated as intangible assets for balance sheet presentation purposes under GAAP, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense;
(B)    To the extent not included in (A) of this definition, any amount at which the Capital Securities of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries; and
(C)    Loans or advances to owners of Borrower’s Capital Securities, or to directors, officers, managers or employees of Borrower and its Consolidated Subsidiaries.
In addition, notwithstanding the foregoing, solely for purposes of determining the minimum Consolidated Tangible Net Worth in Section 5.07, “Consolidated Tangible Net Worth” shall be determined solely with respect to the assets and liabilities of the Loan Parties on a stand-alone basis.
“Control Agreement” means collectively, the Amended and Restated Control Agreement dated as of the Closing Date by and among the Administrative Agent, the Borrower and Amegy Bank, National Association, and any other control agreement between any Loan Party and a financial institution, each as the same may from time to time be amended, restated, supplemented or otherwise modified.
“Custody Agreement” means collectively, the Second Amended and Restated Custody Agreement by and between the Borrower and Amegy Bank, National Association, and any other custody agreement between any Loan Party and a financial institution, each as the same may from time to time be amended, restated, supplemented or otherwise modified.

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“Eligible Core Portfolio Investment” means, on any date of determination, any Core Portfolio Investment held by Borrower or its Subsidiaries that satisfies each of the following requirements:
(i)    the Core Portfolio Investment is evidenced by Investment Documents (including, in the case of any Loan other than a Noteless Loan, an original promissory note) that have been duly authorized and that are in full force and effect and constitute the legal, valid and binding obligation of the Obligor of such Core Portfolio Investment to pay the stated amount of the Loan and interest thereon, and the related Investment Documents are enforceable against such Obligor in accordance with their respective terms;
(ii)    the Core Portfolio Investment was made in accordance with the terms of the Investment Policies and arose in the ordinary course of the business of Borrower, or its Subsidiary, as applicable;
(iii)    such Core Portfolio Investment is a First Lien Investment, secured by a first priority, perfected security interest on all or substantially all of the assets of the Obligor;
(iv)    in the case of any Core Portfolio Investment that is not solely held by the Borrower and/or its Subsidiaries, the terms and conditions of such Core Portfolio Investment provide the Borrower (and/or its Subsidiary, as applicable) with the right to vote to approve or deny any amendments, supplements, waivers or other modifications of such terms and conditions (other than such routine amendments, supplements, waivers or other modifications as are permitted to be approved by the administrative agent only without the vote of the syndicate members);
(v)    the Core Portfolio Investment has an Eligible Investment Rating;
(vi)    the Core Portfolio Investment is not a Defaulted Investment and no other Loan of the Obligor with respect to such Core Portfolio Investment is more than 45 days past due;
(vii)    the Obligor of such Core Portfolio Investment has executed all appropriate documentation required by the Borrower, or its Subsidiary, as applicable, in accordance with the Investment Policies;
(viii)    the Core Portfolio Investment, together with the Investment Documents related thereto, is a “general intangible”, an “instrument”, an “account”, or “chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
(ix)    all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Core Portfolio Investment have been duly obtained, effected or given and are in full force and effect;
(x)    the Core Portfolio Investment is denominated and payable only in Dollars in the United States;
(xi)    the Core Portfolio Investment bears some current interest, which is due and payable no less frequently than quarterly;
(xii)    the Core Portfolio Investment, together with the Investment Documents related thereto, does not contravene in any material respect any Applicable Laws (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no Obligor party thereto is in violation of any Applicable Laws or the terms and conditions of such Investment Documents, to the extent any such violation results in or would be reasonably likely to result in (a) an adverse effect upon the value or collectability of such Core Portfolio

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Investment, (b) a material adverse change in, or a material adverse effect upon, any of (1) the financial condition, operations, business or properties of the Obligor or any of its respective Subsidiaries, taken as a whole, (2) the rights and remedies of the Borrower or its Subsidiary (as applicable) under the Investment Documents, or the ability of the Obligor or any other loan party thereunder to perform its obligations under the Investment Documents to which it is a party, as applicable, taken as a whole, or (3) the collateral securing the Core Portfolio Investment, or the Liens of the Borrower or its Subsidiary (as applicable) thereon or the priority of such Liens;
(xiii)    the Core Portfolio Investment, together with the related Investment Documents, is fully assignable (and if such Investment is secured by a mortgage, deed of trust or similar lien on real property, and if requested by the Administrative Agent, an Assignment of Mortgage executed in blank has been delivered to the Collateral Custodian);
(xiv)    the Core Portfolio Investment was documented and closed in accordance with the Investment Policies, and each original promissory note, if any, representing the portion of such Core Portfolio Investment payable to the Borrower or its Subsidiary (as applicable), has been delivered to the Collateral Custodian, duly endorsed as collateral or, in the case of a Pre-Positioned Investment, held by a bailee on behalf of the Administrative Agent, in accordance with the provisions of Section 5.40;
(xv)    the Core Portfolio Investment is free of any Liens and the interest of the Borrower or its Subsidiary (as applicable) in all Related Property is free of any Liens other than Liens permitted under the applicable Investment Documents and all filings and other actions required to perfect the security interest of the Administrative Agent on behalf of the Secured Parties in the Core Portfolio Investment have been made or taken;
(xvi)    no right of rescission, set off, counterclaim, defense or other material dispute has been asserted with respect to such Core Portfolio Investment;
(xvii)    any Related Property with respect to such Core Portfolio Investment is insured in accordance with the Investment Policies;
(xviii)    the primary business of the Obligor with respect to such Core Portfolio Investment is not in the gaming, nuclear waste, bio-tech, or oil or gas exploration industries;
(xix)    the Core Portfolio Investment is not a loan or extension of credit made by the Borrower or one of its Subsidiaries to an Obligor solely for the purpose of making any principal, interest or other payment on such Core Portfolio Investment necessary in order to keep such Core Portfolio Investment from becoming delinquent;
(xx)    such Core Portfolio Investment will not cause the Borrower (or its Subsidiary, as applicable) to be deemed to own 5.0% or more of the voting securities of any publicly registered issuer or any securities that are immediately convertible into or immediately exercisable or exchangeable for 5.0% or more of the voting securities of any publicly registered issuer;
(xxi)    the financing of such Core Portfolio Investment by the Lenders does not contravene in any material respect Regulation U of the Federal Reserve Board, nor require the Lenders to undertake reporting thereunder which it would not otherwise have cause to make;
(xxii)    such Core Portfolio Investment does not represent payment obligations relating to “put” rights relating to Margin Stock;
(xxiii)    any taxes due and payable in connection with the making of such Core Portfolio Investment have been paid and the Obligor has been given any assurances (including with respect to the payment of transfer taxes and compliance with securities laws) required by the Investment Documents in connection with the making of the Investment;

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(xxiv)    the terms of the Core Portfolio Investment have not been amended or subject to a deferral or waiver the effect of which is to (A) reduce the amount (other than by reason of the repayment thereof) or extend the time for payment of principal or (B) reduce the rate or extend the time of payment of interest (or any component thereof), in each case without the consent of the Administrative Agent, not to be unreasonably withheld or delayed;
(xxv)    such Core Portfolio Investment does not contain a confidentiality provision that restricts the ability of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights under the Loan Documents, including, without limitation, its rights to review the Core Portfolio Investment, the related Investment File or the Borrower’s credit approval file in respect of such Core Portfolio Investment;
(xxvi)    the Obligor with respect to such Core Portfolio Investment is not (A) an Affiliate of the Borrower or any other Person whose investments are primarily managed by the Borrower or an Affiliate of the Borrower, unless (1) such Obligor is an Affiliate solely by reason of the Borrower’s Portfolio Investment therein or Borrower’s other Portfolio Investments or (2) such Core Portfolio Investment is expressly approved by the Administrative Agent (in its sole discretion) or (B) a Governmental Authority;
(xxvii)    all information delivered by any Loan Party to the Administrative Agent with respect to such Core Portfolio Investment is true and correct to the knowledge of such Loan Party;
(xxviii) such Core Portfolio Investment is not an Equity Security and does not by its terms permit the payment obligation of the Obligor thereunder to be converted into or exchanged for equity capital of such Obligor;
(xxix) the proceeds of such Core Portfolio Investment are not used to finance construction projects or activities in the form of a traditional construction loan where the only collateral for the loan is the project under construction and draws are made on the loan specifically to fund construction in progress; and
(xxx) there is full recourse to the Obligor for principal and interest payments with respect to such Core Portfolio Investment.
For purposes of this Agreement, the Borrower shall assign each Eligible Core Portfolio Investment to an Industry Classification Group as reasonably determined by the Borrower. To the extent that the Borrower reasonably determines that any Eligible Core Portfolio Investment is not adequately correlated with the risks of other Eligible Core Portfolio Investments in an Industry Classification Group, such Eligible Core Portfolio Investment may be assigned by the Borrower to an Industry Classification Group that is more closely correlated to such Eligible Core Portfolio Investment.
“Eligible Debt Security” means, on any date of determination, any Debt Security held by Borrower or its Subsidiaries as a Portfolio Investment that meets the following conditions:
(i)    the investment in the Debt Security was made in accordance with the terms of the Investment Policies applicable to “private placements”, “marketable securities” or “idle funds investments”;
(ii)    the Debt Security has an Eligible Investment Rating;
(iii)    (A) the Debt Security is rated by a debt rating agency or other Person engaged in the business of rating the creditworthiness of debt obligations and (B) a Value Triggering Event related to the Debt Security has not occurred and is continuing;

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(iv)    the Debt Security is not a Defaulted Investment and is not owed by an Obligor that is subject to an Insolvency Event or as to which the Borrower (or its Subsidiary, as applicable) has received notice of an imminent Insolvency Event proceeding;
(v)    the Obligor of such Debt Security has executed all appropriate documentation, if any, required in accordance with applicable Investment Policies;
(vi)    the Debt Security, together with the Investment Documents related thereto (if any), is a “general intangible”, an “instrument”, an “account”, or “chattel paper”, within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;
(vii)    all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the purchase of such Debt Security have been duly obtained, effected or given and are in full force and effect;
(viii)    the Debt Security is denominated and payable only in Dollars in the United States and the Obligor is organized under the laws of, and maintains its chief executive office and principal residence in, the United States or any state thereof;
(ix)    the Debt Security bears current all cash interest, which is due and payable no less frequently than semi-annually;
(x)    the Obligor with respect to the Debt Security is not (A) an Affiliate of the Borrower or any other Person whose investments are primarily managed by the Borrower or any Affiliate of the Borrower, unless such Debt Security is expressly approved by the Administrative Agent (in its sole discretion), (B) a Governmental Authority (except in the case of a Debt Security, with an Investment Grade Rating, issued by the United States of America or any state or municipality or other political subdivision of the United States of America) or (C) primarily in the business of gaming, nuclear waste, bio-tech or oil or gas exploration;
(xi)    all information delivered by any Loan Party to the Administrative Agent with respect to such Debt Security is true and correct to the knowledge of such Loan Party;
(xii)    the proceeds of such Debt Security are not used to finance construction projects or activities in the form of a traditional construction loan where the only collateral for the loan is the project under construction and draws are made on the loan specifically to fund construction in progress;
(xiii)    the Debt Security is a Quoted Investment; and
(xiv)    the Debt Security can be converted to Cash in 30 Business Days or fewer without a greater than ten percent (10%) reduction in the value of such Debt Security.
“Foreclosed Subsidiary” shall mean any Person that becomes a direct or indirect Subsidiary of the Borrower (other than a Structured Subsidiary) solely as a result of the Borrower or any other Subsidiary of the Borrower acquiring the Capital Securities of such Person, through a bankruptcy, foreclosure or similar proceedings, with the intent to sell or transfer all of the Capital Securities of such Person; provided, that, in the event that the Borrower or such Subsidiary (other than a Structured Subsidiary) of the Borrower is unable to sell all of the Capital Securities of such Person within 180 days after the Borrower or such Subsidiary (other than a Structured Subsidiary) of the Borrower acquires the Capital Securities of such Person, such Person shall no longer be considered a “Foreclosed Subsidiary” for purposes of this Agreement.
“Guarantors” means collectively, all direct and indirect Subsidiaries of the Borrower or Guarantors acquired, formed or otherwise in existence after the Closing Date and required to become

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a Guarantor pursuant to Section 5.28. It is understood and agreed that, subject to Section 5.28, no Structured Subsidiary shall be required to be a Guarantor as long as it remains a Structured Subsidiary as defined and described herein.
“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Loan Parties and any of their respective Subsidiaries (other than the Structured Subsidiaries), taken as a whole, (b) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, or the ability of the Borrower or any other Loan Party to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document or (d) the Collateral, or the Administrative Agent’s Liens for the benefit of the Secured Parties on the Collateral or the priority of such Liens.
“Net Assets” means, at any time, the net assets of the Borrower and its Consolidated Subsidiaries that are Guarantors, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP; provided however, notwithstanding the foregoing to the contrary, solely for purposes of determining the Asset Coverage Ratio, “Net Assets” shall be determined with respect to the assets and liabilities of the Borrower and all of its Subsidiaries.
“Pledge Agreement” means the Amended and Restated Equity Pledge Agreement, dated as of the Closing Date, substantially in the form of Exhibit K, pursuant to which Borrower and, if applicable, Guarantors pledge to the Administrative Agent for the benefit of the Secured Parties, among other things, (i) all of the capital stock and equity interests of the Guarantors and of each other current or future Subsidiary of the Borrower and Guarantors except Foreign Subsidiaries or Structured Subsidiaries; and (ii) sixty-five percent (65%) of the capital stock and equity interests of each current or future Foreign Subsidiary (other than Structured Subsidiaries).
“Portfolio Investment” means an investment made by the Borrower in the ordinary course of business and consistent with the Investment Policies in a Person that is accounted for under GAAP as a portfolio investment of the Borrower. Portfolio Investments shall include Cash, Cash Equivalents, Core Portfolio Investments, Senior Bank Loan Investments and Debt Securities. Without limiting the generality of the foregoing, it is understood and agreed that any Portfolio Investments that have been contributed or sold, purported to be contributed or sold, or otherwise transferred to any Structured Subsidiary, or held by any Structured Subsidiary, or which secure obligations of any Structured Subsidiary, shall not be treated as Portfolio Investments.
“Sub-Adviser” means MSC Adviser I, LLC, a Delaware limited liability company or any permitted assignee approved by the Administrative Agent pursuant to Section 5.45 hereof.”
(c)    Section 2.14(a) of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“(a)    The Borrower shall have the right, at any time prior to the date that is one hundred eighty (180) days prior to the Termination Date by written notice to and in consultation with the Administrative Agent, to request an increase in the aggregate Revolver Commitments (each such requested increase, a “Commitment Increase”), by having one or more existing Lenders increase their respective Revolver Commitments then in effect (each, an “Increasing Lender”), by adding as a Lender with a new Revolver Commitment hereunder one or more Persons that are not already Lenders (each, an “Additional Lender”), or a combination thereof, provided that (i) any

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such request for a Commitment Increase shall be in a minimum amount of $5,000,000, (ii) immediately after giving effect to any Commitment Increase, (y) the aggregate Revolver Commitments shall not exceed $150,000,000 and (z) the aggregate of all Commitment Increases effected shall not exceed $80,000,000, (iii) no Default or Event of Default shall have occurred and be continuing on the applicable Commitment Increase Date (as hereinafter defined) or shall result from any Commitment Increase, (iv) immediately after giving effect to any Commitment Increase (including any Borrowings in connection therewith and the application of the proceeds thereof), the Borrower shall be in compliance with the covenants contained in Article V, (v) no consent of any Lender to such Commitment Increase shall be required and no Lender shall be obligated to participate as a Lender in such Commitment Increase, (vi) the Borrower shall give the existing Lenders the right of first refusal for participating in any such Commitment Increase by providing such notice to the Administrative Agent ten (10) Business Days before executing a commitment with any Person that is not already a Lender, and (vii) Section 5.07 will be adjusted by mutual consent of the Borrower and the Majority Lenders. An existing Lender shall have priority over Additional Lenders to participate in such requested Commitment Increase if such existing Lender provides written notice of its election to participate within ten (10) Business Days of such existing Lender’s receipt of such notice. Such notice from the Borrower shall specify the requested amount of the Commitment Increase. No Lender shall have any obligation to become an Increasing Lender and any decision by a Lender to increase its Commitment shall be made in its sole discretion independently from any other Lender. Other than fees payable to the Administrative Agent, any fees paid by the Borrower for a Commitment Increase to an Increasing Lender, an Additional Lender, and the Administrative Agent, shall be for their own account and shall be in an amount, if any, mutually agreed upon by each such party and the Borrower, in each party’s sole discretion.”
(d)    Section 4.08 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 4.08. Subsidiaries. Each of the Subsidiaries (other than any Foreclosed Subsidiary) of each Loan Party is a corporation, a limited liability company or other legal entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. No Loan Party has any Subsidiaries except those Subsidiaries listed on Schedule 4.08 and as set forth in any Compliance Certificate provided to the Administrative Agent and Lenders pursuant to Section 5.01(c) after the Closing Date, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of organization, and if applicable, the designation of such Subsidiary as a Structured Subsidiary.”
(e)    Section 4.27 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 4.27. Affiliate Transactions. Except as permitted by Section 5.27, neither the Borrower nor any Subsidiary (other than any Structured Subsidiary) nor any other Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower, any Subsidiary or any other Loan Party is a party.
(f)    The following is inserted immediately after Section 4.42 of the Credit Agreement as a new Section 4.43:
“SECTION 4.43. Structured Subsidiaries.

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(a)     There are no agreements or other documents relating to any Structured Subsidiary binding upon the Borrower or any of its Subsidiaries (other than such Structured Subsidiary) other than as permitted under the definition thereof.
(b)     The Borrower has not Guaranteed the Debt or other obligations in respect of any credit facility relating to the Structured Subsidiaries, other than pursuant to Standard Securitization Undertakings.”
(g)    Section 5.01 of the Credit Agreement is hereby amended by:
(i) deleting Sections 5.01(a), (b) and (c) in their entirety and inserting the following in substitution thereof:
“(a)    as soon as available and in any event within 90 days after the end of each Fiscal Year, an audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by an independent public accountants reasonably acceptable to the Administrative Agent, with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders; provided, that to the extent that any Structured Subsidiary, Special Purpose Subsidiary or Foreclosed Subsidiary that is treated as a consolidated entity and reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, concurrently with the delivery of the financial statements referred to in this paragraph (a), the Borrower shall provide to the Administrative Agent a balance sheet for each such Structured Subsidiary, Special Purpose Subsidiary and such Foreclosed Subsidiary as of the end of such Fiscal Year and the related statements of income and stockholders’ equity of such Structured Subsidiary, Special Purpose Subsidiary and such Foreclosed Subsidiary for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year;
(b)    as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of income and statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer of the Borrower; provided, that to the extent that any Structured Subsidiary, Special Purpose Subsidiary or any Foreclosed Subsidiary that is treated as a consolidated entity and reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, concurrently with the delivery of the financial statements referred to in this paragraph (b), the Borrower shall provide to the Administrative Agent a balance sheet for each such Structured Subsidiary, Special Purpose Subsidiary and such Foreclosed Subsidiary as of the end of such Fiscal Quarter and the related statements of income and stockholders’ equity of such Structured Subsidiary, Special Purpose Subsidiary and such Foreclosed Subsidiary for such Fiscal Quarter, setting forth in each case in comparative form the figures for the previous Fiscal Quarter;

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(c)    simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit H and with compliance calculations in form and content satisfactory to the Administrative Agent (a “Compliance Certificate”), of the chief financial officer or other authorized officers of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Loan Parties were in compliance with the requirements of Sections 5.04, 5.05, 5.07, 5.09, 5.10, 5.11, 5.12, 5.37 and 5.46 on the date of such financial statements, (ii) setting forth the identities of the respective Subsidiaries on the date of such financial statements, and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto;”
(ii) deleting Section 5.01(j) and replacing it with the following:
“(j) promptly at the request of the Administrative Agent, (i) copies of the Investment Documents with respect to any Portfolio Investment and (ii) to the extent not subject to a nondisclosure provision, any valuation report received by the Borrower with respect to the Borrower’s and its Subsidiaries’ (other than any Structured Subsidiaries’) loan and investment portfolio, conducted by Deloitte Financial Advisory Services LLP or such other third party appraiser reasonably acceptable to the Administrative Agent; provided that, the Borrower shall use its best efforts to obtain the consent of Deloitte Financial Advisory Services LLP or such other appraiser to release such report to the Administrative Agent;”
(iii) deleting “and” at the end of Section 5.01(l);
(iv) moving the existing Section 5.01(m) to a new Section 5.01(n); and
(v) inserting the following as a new Section 5.01(m):
“(m)    as soon as available and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year, commencing with the first Fiscal Quarter to end on or after the date on which the Borrower has any Structured Subsidiary, a certificate of a Responsible Officer of the Borrower certifying that attached thereto is a complete and correct description of all portfolio investments made by such Structured Subsidiary as of the date thereof, including, with respect to each such portfolio investment, the name of the Structured Subsidiary holding such portfolio investment and the name of the Obligor of such portfolio investment; and”
(h)    Section 5.05 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.05.    Capital Expenditures. Capital Expenditures of the Loan Parties will not exceed in the aggregate in any Fiscal Year the sum of $500,000; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, no Default shall have occurred and be continuing (with the effect that amounts not incurred in any Fiscal Year may not be carried forward to a subsequent period).”
(i)    Section 5.07 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.07.    Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall be calculated quarterly commencing on the Fiscal Quarter ending March 31, 2014 and at the end of each Fiscal Quarter thereafter, and shall not be less than $50,000,000.00.”

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(j)    Section 5.11 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.11.    Loans or Advances. No Loan Party nor any Subsidiary of a Loan Party (other than Structured Subsidiaries) shall make loans or advances to any Person except: (i) solely to the extent not prohibited by Applicable Laws, employee loans or advances that do not exceed Two Hundred Thousand Dollars ($200,000) in the aggregate at any one time outstanding made on an arms’-length basis in the ordinary course of business; (ii) deposits required by government agencies or public utilities; (iii) loans or advances to the Borrower or any Guarantor that is a Consolidated Subsidiary; (iv) loans or advances consisting of Portfolio Investments; and (v) loans and advances outstanding on the Closing Date and set forth on Schedule 5.11; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section 5.11, no Default shall have occurred and be continuing. All loans or advances permitted under this Section 5.11 (excluding Noteless Loans) shall be evidenced by written promissory notes. Except as approved by the Administrative Agent in writing, no Loan Party nor any Subsidiary of a Loan Party shall request or receive a promissory note or other instrument from any Obligor in connection with a Noteless Loan.”
(k)    Section 5.13 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.13.    Investments. No Loan Party nor any Subsidiary of a Loan Party shall make Investments in any Person except as permitted by Sections 5.08 and 5.11(i) through (iii) and except (i) Investments in Cash and Cash Equivalents, (ii) Investments not constituting loans or advances in the Capital Securities of their respective Subsidiaries and equity investments as set forth on Schedule 4.24, (iii) Investments in Portfolio Investments made in the ordinary course of business and consistently with the Investment Policies, (iv) Capital Securities in (or capital contributions to) Structured Subsidiaries acquired or created after the Closing Date to the extent not prohibited by Section 5.17, and (v) Investments by any Structured Subsidiary (so long as the Borrower has complied with its obligation to deliver the certificate of designation described in the definition of “Structured Subsidiary”).”
(l)    Section 5.14 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.14.    Negative Pledge. No Loan Party nor any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it (including Capital Securities in any Subsidiary), except:
(a)    Liens existing on the date of this Agreement encumbering assets (other than Collateral) securing Debt outstanding on the date of this Agreement, in each case as described and in the principal amounts set forth on Schedule 5.14;
(b)    Liens for taxes, assessments or similar charges, incurred in the ordinary course of business that are not yet due and payable or that are being contested in good faith and with due diligence by appropriate proceedings;
(c)    pledges or deposits made in the ordinary course of business to secure payment of workers’ compensation, or to participate in any fund in connection with workers’ compensation, unemployment insurance, old-age pensions or other social security programs which in no event shall become a Lien prior to any Collateral Documents;
(d)    Liens of mechanics, materialmen, warehousemen, carriers or other like liens, securing obligations incurred in the ordinary course of business that: (1) are not yet due and payable and which in no event shall become a Lien prior to any Collateral Documents; or (2) are

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being contested diligently in good faith pursuant to appropriate proceedings and with respect to which the Loan Party has established reserves reasonably satisfactory to the Administrative Agent and Required Lenders and which in no event shall become a Lien prior to any Collateral Documents;
(e)    good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business which in no event shall become a Lien prior to any Collateral Document;
(f)    any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;
(g)    encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed restrictions on land use;
(h)    any Lien on Margin Stock;
(i)    any Lien imposed as a result of a taking under the exercise of the power of eminent domain by any governmental body or by any Person acting under governmental authority;
(j)    Liens securing reasonable and customary fees of banks and other depository institutions on Cash and Cash Equivalents held on deposit with such banks and institutions; provided that such Liens are subordinated to the Liens described in Section 5.14(l);
(k)    Liens on assets owned by Structured Subsidiaries;
(l)    Liens securing the Administrative Agent and the Secured Parties created or arising under the Loan Documents; and
(m)    Liens securing Debt permitted under Section 5.31(d), provided that (i) such Liens do not at any time encumber any property other than property financed by such Debt, (ii) the Debt secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) such Liens attach to such property concurrently with or within ninety (90) days after the acquisition thereof.
Notwithstanding anything contained in this Section 5.14 to the contrary, no Loan Party or any Subsidiary of a Loan Party will create, assume or suffer to exist any Lien on the Collateral except the Liens in favor of the Secured Parties under the Collateral Documents and the Permitted Encumbrances.”
(m)    Section 5.15 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.15.    Maintenance of Existence, etc. Each Loan Party shall, and shall cause each Subsidiary of a Loan Party (other than any Structured Subsidiary) to, maintain its organizational existence and carry on its business in substantially the same manner and in substantially the same line or lines of business or line or lines of business reasonably related to the business now carried on and maintained. Any Subsidiary pledging Collateral hereunder shall be organized as a corporation, limited liability company, limited partnership or other legal entity.”

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(n)    Section 5.16 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.16.    Dissolution. No Loan Party nor any Subsidiary of a Loan Party (other than any Structured Subsidiary) shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own Capital Securities or that of any Subsidiary of a Loan Party (other than any Structured Subsidiary), except: (1) through corporate or company reorganization to the extent permitted by Section 5.17; and (2) Restricted Payments permitted by Section 5.12.”
(o)    Section 5.17 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.17.    Consolidations, Mergers and Sales of Assets. No Loan Party will, nor will it permit any Subsidiary of a Loan Party (other than a Structured Subsidiary) to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment, provided that (a) pursuant to the consummation of an Acquisition permitted under Section 5.08 (but not otherwise) a Loan Party may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Loan Party is the Person surviving such merger, (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (iv) if the Borrower merges with another Loan Party, the Borrower is the Person surviving such merger; (b) Subsidiaries of a Loan Party (excluding Loan Parties) may merge with one another; and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit (1) a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) in the ordinary course of business of the Borrower and its Subsidiaries (other than Structured Subsidiaries) if, after giving effect thereto the Borrower and its Subsidiaries shall be in compliance on a pro forma basis, after giving effect to such transfer, discontinuation or elimination, with the terms and conditions of this Agreement and (2) divestitures of Portfolio Investments in the ordinary course of business of the Borrower and its Subsidiaries (other than Structured Subsidiaries) if, after giving effect thereto (and to any concurrent acquisitions of Portfolio Investments or payments of outstanding Loans or Other Covered Indebtedness) the (A) Borrower and its Subsidiaries shall be in compliance on a pro forma basis, after giving effect to any such divestiture, with the terms and conditions of this Agreement, and (B) the Covered Debt Amount does not exceed the Borrowing Base; provided, however, that upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall not sell, transfer or otherwise dispose of any asset (including without limitation any Portfolio Investment) without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, a Loan Party may sell, transfer or otherwise dispose of Portfolio Investments originated or purchased by the Borrower and transferred to a Structured Subsidiary so long as (x) prior to and after giving effect to such sale, transfer or other disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans) the Covered Debt Amount does not exceed the Borrowing Base and no Default exists and the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer to such effect, and (y) either (i) the amount by which the Borrowing Base exceeds the Covered Debt Amount immediately prior to such release is not diminished as a result of such release or (ii) the Borrowing Base immediately after giving effect to such release is at least 120% of the Covered Debt Amount.”
(p)    Section 5.18 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:

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“SECTION 5.18.    Use of Proceeds. No portion of the proceeds of any Advance will be used by the Borrower or any Subsidiary (i) in connection with, either directly or indirectly, any tender offer for stock of any corporation with a view towards obtaining control of such other corporation (other than a Portfolio Investment; provided that the board of directors or comparable governing body of the Obligor in which such Investment is made has approved such offer and change of control), (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation. Except as otherwise provided herein, the proceeds of the Advances shall be used: (i) for working capital and other lawful corporate purposes of the Loan Parties, (ii) to pay fees and expenses incurred in connection with this Agreement and (iii) for investments in Portfolio Investments. No part of the proceeds of any Advance will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.”
(q)    Section 5.27 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.27.    Transactions with Affiliates. No Loan Party nor any Subsidiary of a Loan Party (other than Structured Subsidiaries) shall enter into, or be a party to, any transaction with any Affiliate of a Loan Party or such Subsidiary (which Affiliate is not a Loan Party or a Subsidiary of a Loan Party), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are no less favorable to the Loan Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate.”
(r)    Section 5.28 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.28.    Joinder of Subsidiaries.
(a)    The Loan Parties shall cause any (i) Person which becomes a Domestic Subsidiary of a Loan Party (other than a Foreclosed Subsidiary or a Structured Subsidiary) after the Closing Date, or (ii) any Structured Subsidiary which no longer constitutes a “Structured Subsidiary” pursuant to the definition thereof (in which case such Person shall be deemed to be a “new” Subsidiary for purposes of this Section 5.28), to become a party to, and agree to be bound by the terms of, this Agreement, the Security Agreement, the Pledge Agreement and the other Loan Documents pursuant to a Joinder Agreement in the form attached hereto as Exhibit I and otherwise satisfactory to the Administrative Agent in all respects and executed and delivered to the Administrative Agent within ten (10) Business Days after the day on which such Person became a Domestic Subsidiary (or such Structured Subsidiary no longer qualifying as such). The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g) and (h) to be delivered to the Administrative Agent concurrently with the instrument referred to above, modified appropriately to refer to such instrument and such Subsidiary or former Structured Subsidiary.
(b)    The Loan Parties shall, or shall cause any Subsidiary (other than any Structured Subsidiary) (the “Pledgor Subsidiary”) to pledge: (a) the lesser of (A) 65% of the voting and non-voting Capital Securities or equivalent equity interests or (B) the entire interest owned by the Loan Parties and such Pledgor Subsidiary, of any Person which becomes a Foreign Subsidiary (other than any Structured Subsidiary) after the Closing Date; and (b) the entire interest owned by the Loan Parties and such Pledgor Subsidiary, of the Capital Securities or equivalent equity interest in any Person which becomes a Domestic Subsidiary (other than any Structured Subsidiary) after the Closing Date, all pursuant to a Joinder Agreement described above executed and delivered by the Loan Parties or such Pledgor Subsidiary to the Administrative Agent within ten (10) Business

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Days after the day on which such Person became a Domestic Subsidiary (other than a Structured Subsidiary) and shall deliver to the Collateral Custodian, as bailee for the Administrative Agent, such shares of capital stock together with stock powers executed in blank. The Loan Parties shall also cause the items specified in Section 3.01(c), (e), (g) and (h) to be delivered to the Administrative Agent concurrently with the Joinder Agreement referred to above, modified appropriately to refer to such Joinder Agreement, the pledgor and such Subsidiary (other than any Structured Subsidiary).
(c)    Once any Subsidiary becomes a party to this Agreement in accordance with Section 5.28(a) or any Capital Securities (or equivalent equity interests) of a Subsidiary are pledged to the Administrative Agent in accordance with Section 5.28(b), such Subsidiary thereafter shall remain a party to this Agreement and the Capital Securities (or equivalent equity interests) in such Subsidiary (including, without limitation, all initial Subsidiaries) shall remain subject to the pledge to the Administrative Agent, as the case may be, even if such Subsidiary ceases to be a Subsidiary; provided that if a Subsidiary ceases to be a Subsidiary of the Borrower as a result of the Borrower's transfer or sale of all of the Capital Securities of such Subsidiary owned by Borrower in accordance with and to the extent permitted by the terms of Section 5.17, the Administrative Agent and the Lenders agree to release such Subsidiary from this Agreement and release the Capital Securities of such Subsidiary from the Pledge Agreement.
(d)    The Borrower acknowledges that the Administrative Agent and the Lenders have agreed to exclude each Structured Subsidiary as a Loan Party only for so long as such Person qualifies as a “Structured Subsidiary” pursuant to the definition thereof, and thereafter such Person shall no longer constitute a “Structured Subsidiary” for any purpose of this Agreement or any other Loan Document.”
(s)    Section 5.29 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.29.    No Restrictive Agreement. No Loan Party will, nor will any Loan Party permit any of its Subsidiaries (other than Structured Subsidiaries) to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, any of the following by the Loan Party or any such Subsidiary: (i) the incurrence or payment of Debt, (ii) the granting of Liens (other than normal and customary restrictions on the granting of Liens on Capital Securities issued by a Person other than a Subsidiary in respect of any Portfolio Investment made in the ordinary course of business) or (iii) the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of property, real, personal or mixed, tangible. No Loan Party will, nor will any Loan Party permit any of its Subsidiaries (other than any Structured Subsidiary) to, enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the ability of the Loan Party or any of its Subsidiaries (other than any Structured Subsidiary) to declare or pay Restricted Payments or other distributions in respect of Capital Securities of the Loan Party or any Subsidiary (other than any Structured Subsidiary).”
(t)    Section 5.31 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.31.    Additional Debt. No Loan Party or Subsidiary of a Loan Party shall directly or indirectly issue, assume, create, incur or suffer to exist any Debt or the equivalent (including obligations under capital leases), except for: (a) the Debt owed to the Lenders and Hedge Counterparties under the Loan Documents; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.31; (c) purchase money Debt hereafter incurred by the

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Borrower or any of its Subsidiaries to finance the purchase of equipment so long as (i) such Debt when incurred shall not exceed the purchase price of the asset(s) financed, and (ii) the aggregate outstanding principal amount of all Debt permitted under this clause (c) shall not at any time exceed $1,000,000.00; (d) convertible Debt incurred after the date hereof with a maturity when incurred not less than one year after the Termination Date (after giving effect to any extensions of the Termination Date which have been exercised at the time of incurrence of the Debt but not giving effect to any extensions exercised after the incurrence of such Debt) and with terms no more restrictive than those in this Agreement, so long as such Debt is (i) unsecured and (ii) subject to subordination terms as are market for such Debt, including indefinite payment blockage on any payment default with respect to the Obligations (after the expiration of any cure periods) and not less than one year payment blockage on any non-payment default with respect to the Obligations (after the expiration of any cure periods); (e) Debt owing to a Loan Party that is incurred as the borrower of a loan or advance permitted under Section 5.11(iii); and (f) Debt of Structured Subsidiaries; provided that on the date that such Debt is incurred (for clarity, with respect to revolving loan facilities or staged advance loan facilities, “incurrence” shall be deemed to take place at the time such facility is entered into, and not upon each borrowing thereunder) the Borrower is in pro forma compliance with each of the covenants for which compliance must be regularly certified pursuant to Section 5.01(c) after giving effect to the incurrence thereof and on the date of such incurrence Borrower delivers to the Administrative Agent a certificate of a Responsible Officer to such effect. For the avoidance of doubt, any convertible Debt incurred after the date hereof shall not be deemed to be in violation of clause (d) as a result of extensions to the Termination Date effective after the original incurrence of such convertible Debt.”
(u)    Section 5.35 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.35.    Hedge Transactions. The Loan Parties will not, and will not permit any of their Subsidiaries (other than Structured Subsidiaries) to, enter into any Hedge Transaction, other than Hedge Transactions entered into in the ordinary course of business to hedge or mitigate risks to which the Loan Parties are exposed in the conduct of their business or the management of their liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedge Transaction entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedge Transaction under which any Loan Party is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Debt or (ii) as a result of changes in the market value of any common stock or any Debt) is not a Hedge Transaction entered into in the ordinary course of business to hedge or mitigate risks.”
(v)    Section 5.39 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.39.    Compliance with Investment Policies and Investment Documents. The Borrower shall, and shall cause its Subsidiaries (other than Structured Subsidiaries) to, comply at all times with its Investment Policies in all material respects and, at their own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by each of them under the Portfolio Investments and the related Investment Documents. The Borrower shall furnish to the Administrative Agent, prior to its effective date, prompt notice of any changes in the Investment Policies and shall not agree to or otherwise permit to occur any modification of the Investment Policies in any manner that would or would reasonably be expected to adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any Loan Document or impair the collectability of any Portfolio Investment without the prior written consent of the Administrative Agent (in its sole discretion).”

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(w)    Section 5.41 of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“SECTION 5.41.    Custody Agreements. The Borrower shall not permit any Loan Party, and the Borrower shall not permit the Adviser, on behalf of the Borrower, to enter into any custody agreement or equivalent arrangement with any person to hold securities, cash or other assets of any Loan Party unless the Person acting as custodian shall have delivered a Custodial Agreement and, if requested by the Administrative Agent, a control agreement, to the Administrative Agent (in each case in form and substance satisfactory to the Administrative Agent). Each Loan Party agrees that it shall not amend, modify or supplement any Custodial Agreement without the prior, written approval of the Administrative Agent, and the Borrower shall immediately deliver true and complete copies of such amendment, modification or supplement to Administrative Agent and its counsel.”
(x)    The following new section is inserted in the Credit Agreement immediately after Section 5.45 of the Credit Agreement as Section 5.46:
“SECTION 5.46.    Anti-Hoarding of Assets at Structured Subsidiaries. If any Structured Subsidiary is not prohibited by any law, rule or regulation or by any contract or agreement relating to Debt from distributing all or any portion of its assets to a Loan Party, then such Structured Subsidiary shall, if a Significant Unsecured Indebtedness Event has occurred and is continuing, distribute to a Loan Party the amount of assets held by such Structured Subsidiary that such Structured Subsidiary is permitted to distribute and that, in the good faith judgment of the Borrower, such Structured Subsidiary does not reasonably expect to utilize, in the ordinary course of business, to obtain or maintain a financing from an unaffiliated third party; provided, further, however, that if a Significant Unsecured Indebtedness Event has occurred and is continuing and the value of the assets owned by such Structured Subsidiary significantly exceeds the amount of Debt of such Structured Subsidiary, even if such Structured Subsidiary is prohibited by any contract or agreement relating to Debt from distributing all or any portion of its assets to a Loan Party, the Borrower shall use its commercially reasonable efforts to take such action as is necessary to cause such Structured Subsidiary to become a Loan Party or distribute assets to a Loan Party in an amount equal to the amount of assets held by such Structured Subsidiary that, in the good faith judgment of the Borrower, such Structured Subsidiary does not reasonably expect to utilize, in the ordinary course of business, to obtain or maintain a financing from an unaffiliated third party that includes advance rates that are substantially comparable to market terms for substantially similar debt financings at such time of determination.”
(y)    Section 6.01(b) of the Credit Agreement is hereby deleted in its entirety and the following shall be inserted in substitution thereof:
“(b)    any Loan Party shall fail to observe or perform any covenant contained in Section 5.01(e) and (i), 5.02(ii) and (iii), 5.03, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09, 5.10, 5.12, 5.13, 5.14, 5.16, 5.17, 5.18, 5.29, 5.31, 5.33, 5.34, 5.41, 5.44, and 5.46; or”
(z)    The following is inserted immediately after Section 9.05(c) of the Credit Agreement as a new Section 9.05(d):
“(d)    To the extent not inconsistent with Section 9.05(a)(vii) above, the Administrative Agent is authorized to release (and shall release) its Lien on any Collateral (i) that is the subject of a disposition not prohibited under this Agreement (including, without limitation, any transfer of a Portfolio Investment to a Structured Subsidiary in compliance with Section 5.17) or (ii) to which the Required Lenders shall have consented, and the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to any Loan Party such documents (including, without limitation, any UCC lien releases, re-assignments of trademarks, discharges of security interests,

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and other similar discharge or release documents (and, if applicable, in recordable form)) as such Loan Party shall reasonably request to evidence the release of such Lien; notwithstanding the foregoing, Portfolio Investments constituting Collateral shall be automatically released from such Lien, without any action of the Administrative Agent, in connection with any disposition of Portfolio Investments by a Loan Party that (x) occurs in the ordinary course of such Loan Party’s business and (y) is not prohibited under any of the Loan Documents.”
(aa)    Schedule 4.08 of the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 4.08 (Subsidiaries) attached hereto.
3.    Amendments to the Security Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Security Agreement is hereby amended by deleting the below-listed definition in its entirety inserting the following in substitution thereof:
““Excluded Capital Securities” means, collectively, (a) any outstanding Capital Securities of a Structured Subsidiary and (b) any outstanding Capital Securities of a Foreign Subsidiary in excess of 65% of the voting power of all classes of Capital Securities of such Foreign Subsidiary entitled to vote.”
4.    Amendments to the Pledge Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Pledge Agreement is hereby amended by deleting Section 2(a)(i) in its entirety and inserting the following in substitution thereof:
“(i) any outstanding Equity Interests of (x) a Structured Subsidiary or (y) a Foreign Subsidiary in excess of 65% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote, or”
5.    Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective when, and only when, the Administrative Agent shall have received:
(a)    counterparts of this Amendment duly executed by Borrower, Guarantor, Administrative Agent and Lenders;
(b)    an officer’s certificate from Borrower with appropriate certifications and attachments, including (i) resolutions of the board of directors (or other governing body) of the Borrower certified by the Secretary (or other custodian of records) of the Borrower which authorize the execution, delivery, and performance by the Borrower of this Amendment; (ii) a certification that the Organizational Documents of the Borrower certified by the Secretary of State of the State of Maryland attached to the Secretary’s Certificate of the Borrower dated as of March 11, 2014 have not been amended since the date of such certificate and remain in full force and effect, (iii) a certification that the Operating Documents of the Borrower attached to the Secretary’s Certificate of the Borrower dated as of March 11, 2014 have not been amended since the date of such certificate and remain in full force and effect; and (iv) an incumbency certificate of authorized signors of the Borrower;
    (c)    an officer’s certificate from Guarantor with appropriate certifications and attachments, including (i) resolutions of the board of directors (or other governing body) of the Guarantor certified by the Secretary (or other custodian of records) of the Guarantor which authorize the execution, delivery, and performance by the Guarantor of this Amendment; (ii) a certification that the Organizational Documents of the Guarantor certified by the Secretary of State of the State of Delaware attached as an exhibit to the Secretary’s Certificate of the Borrower dated as of April 15, 2014 have not been amended since the date of such certificate and remain in full force and effect, (iii) a certification that the Operating Documents of the Guarantor attached to the Secretary’s Certificate of the Borrower dated as of April 15, 2014 have not been amended since the date of such

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certificate and remain in full force and effect; and (iv) an incumbency certificate of authorized signors of the Guarantor;
(d)    all fees and other amounts due and payable, including, to the extent invoiced, reimbursement or payment of all legal fees and expenses of Administrative Agent’s counsel, and all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder; and
    (e)    such other documents or items as the Administrative Agent, the Lenders or their counsel may reasonably request in connection with this Amendment.
6.    Representations and Warranties of the Borrower. Each of Borrower and Guarantor represents and warrants as follows:
(a)    It is duly authorized and empowered to execute, deliver and perform this Amendment and all other instruments referred to or mentioned herein to which it is a party, and all action on its part requisite for the due execution, delivery and the performance of this Amendment has been duly and effectively taken.
(b)    After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Documents to which it is a party executed in connection herewith or therewith are true in all material respects on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty was true in all material respects when made.
(c)    After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default.
(d)    When duly executed and delivered, each of this Amendment, the Credit Agreement and any other Loan Documents to which it is a party executed in connection herewith or therewith will be legal and binding obligations of it, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.
7.    Reference to and Effect on the Loan Documents.
(a)    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import, and each reference in the Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Except as specifically amended above, the Credit Agreement, the Notes, and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent, nor constitute a waiver of any provision of any of the Loan Documents.
8.    Ratification and Affirmation of Guarantor. Guarantor hereby expressly (a) acknowledges the terms of the this Amendment (b) ratifies and affirms its obligations under the Loan Documents to which it is a party, including without limitation, the Credit Agreement, the Security Agreement and the Pledge Agreement, (c) acknowledges, renews and extends its continued liability under said Loan Documents and agrees that said Loan Documents remain in full force and effect notwithstanding the matters contained herein, and (d) represents and warrants to Administrative Agent that as of the date hereof, after giving effect to the terms of this Amendment, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date.

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9.    Costs and Expenses. Borrower agrees to pay on demand all out of pocket costs and expenses of Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable legal fees and expenses for counsel for Administrative Agent.
10.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
11.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –
SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed in multiple counterparts, each of which is an original instrument for all purposes, all as of the day and year first above written.

BORROWER:
HMS INCOME FUND, INC., a Maryland corporation

By:    /s/ Ryan T. Sims
Ryan T. Sims, Chief Financial Officer and
Secretary

GUARANTOR:
HMS EQUITY HOLDING, LLC, a Delaware limited             liability corporation

By:    HMS INCOME FUND, INC., a Maryland
corporation, its Managing Member

By:    /s/ Ryan T. Sims
Ryan T. Sims, Chief Financial Officer
and Secretary

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ADMINISTRATIVE AGENT AND LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent and as a Lender

By: /s/ Bobby Hamilton
Bobby Hamilton, Vice President

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LENDERS:

PATRIOT BANK, as a Lender

By: /s/ Bill Holbert
Bill Holbert, Senior Vice President

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TRUSTMARK NATIONAL BANK, as a Lender

By: /s/ Jeff Deutsch
Name: Jeff Deutsch
Title: SVP

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WHITNEY BANK, as a Lender

By: /s/ Audrey Schexnailder
Audrey Schexnailder, Vice President

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SCHEDULE 4.08

SUBSIDIARIES

(a)    Subsidiaries
(b)     Structured Subsidiaries

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